UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2011 (April 26, 2011)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Linn Energy, LLC’s (the “Company”) Annual Meeting of Unitholders was held on Tuesday, April 26, 2011, in Houston, Texas.  The results of the matters submitted to a vote of the unitholders at the meeting were as follows:

1.	To elect six directors to the Company’s Board of Directors to serve until the 2012 Annual Meeting of Unitholders.

Name of Director	Votes For	Votes Withheld

Michael C. Linn	47,504,929	945,381
Mark E. Ellis	48,028,467	421,843
George A. Alcorn	43,620,605	4,829,705
Terrence S. Jacobs	47,462,691	987,619
Joseph P. McCoy	47,919,570	530,740
Jeffrey C. Swoveland	47,430,383	1,019,927

2.	To ratify the appointment of KPMG LLP as independent auditor of the Company for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions

138,786,140	1,199,608	410,806

3.	To approve, by non-binding vote, the Company’s executive compensation program.

Votes For	Votes Against	Abstentions

45,145,755	2,474,458	830,097

4.	To recommend, by non-binding vote, the proposed timeline for seeking advisory votes on executive compensation in the future.

1 year	2 years	3 years	Abstentions

23,093,090	1,275,360	23,359,710	722,150

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: May 2, 2011	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary